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                                                              Exhibit 23.18



                       [LETTERHEAD OF PRAGUE & COMPANY, P.C.]


                          CONSENT OF PRAGUE & COMPANY, P.C.
                     [FORMERLY KNOWN AS PRAGUE & RICHMOND, P.C.]


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 of Apartment Investment and Management Company ("AIMCO") and the Joint Proxy Statement/Prospectus of AIMCO and NHP Incorporated ("NHP") included therein, and to the incorporation by reference therein of our reports dated February 8, 1996 and January 16, 1997 with respect to the audits of Crosland Housing Associates, L.P. for the years ended December 31, 1995 and 1996, in AIMCO's Current Report on Form 8-K dated June 3, 1997, as amended, filed with the Securities and Exchange Commission.



Very truly yours,

/s/ PRAGUE & COMPANY, P.C.
-------------------------------------------
    PRAGUE & COMPANY, P.C.
    [FORMERLY KNOWN AS PRAGUE & RICHMOND, P.C.]
    CERTIFIED PUBLIC ACCOUNTANTS
    WELLESLEY, MASSACHUSETTS
    OCTOBER 30, 1997